Exhibit 10.47

Amendment #2
Cooperative Research and Development Agreement #11-1-00006
“Clinical Development of Exelixis Inc.’s Proprietary Cabozantinib (XL184), a MET and
Vascular Endothelial Growth Factor Receptor 2 (VEGFR2)/Kinase Insert Domain
Receptor (KDR) inhibitor, as an Anti-Cancer Agent”

The purpose of this amendment is to change certain terms of the above-referenced Cooperative Research and Development Agreement (CRADA). These changes are reflected below, and except for these changes, all other provisions of the original CRADA remain in full force and effect. Two originals of this amendment are provided for execution; one is to remain with the National Cancer Institute and the other is to remain with the Collaborator.
The aforementioned CRADA shall be amended as follows:

1.	Upon final signature, the term of the Agreement is extended for five (5) years from October 5, 2016 to October 5, 2021.

2.	Dr. Jeffrey Abrams is removed as a NCI Principal Investigator. Dr. Margaret Mooney is added as a NCI Principal Investigator.

ACCEPTED AND AGREED TO:

For the National Cancer Institute

/s/ JAMES H. DOROSHOW, M.D.	7/12/2016
James H. Doroshow, M.D. Deputy Director, NCI	Date

For Collaborator:
Exelixis Inc.

/s/ MICHAEL M. MORRISSEY, Ph.D	7/18/2016
President & CEO	Date